UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement with Kenneth J. Bloom, M.D.

As previously reported, on September 1, 2009, Clarient, Inc. (the “Company”) and its wholly-owned subsidiary, Clarient Diagnostic Services, Inc., entered into an Amended and Restated Professional Services Agreement (the “PSA”) with Clarient Pathology Services, Inc. (“CPS”), pursuant to which all of Clarient’s pathology and other medical services are provided by, or under the supervision of, CPS. In connection therewith, on September 17, 2009, the Company entered into an employment agreement (the “Agreement”) with Kenneth J. Bloom, M.D., pursuant to which Dr. Bloom will continue to serve as the Company’s Chief Medical Officer. Under the terms of the Agreement, Dr. Bloom will receive a base salary of $135,000 per year. In addition, Dr. Bloom will participate in the Company’s Management Incentive Plan and will be eligible to receive a target incentive bonus of 50% of his base salary (which will also include Dr. Bloom’s base salary of $315,000 per year received in his capacity as President of CPS, as such salary is reimbursed by the Company pursuant to the terms of the PSA) based on the achievement of Company and personal objectives. Dr. Bloom is also entitled to certain perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan, and other benefits generally available to the Company’s executives.

Dr. Bloom will also be entitled to receive severance payments in the event his employment is terminated (i) by the Company without “cause,” (ii) by him for “good reason” within 12 months of a change of control of the Company, or (iii) by him as a result of his death or disability. Such severance payments will consist of payment of 12 months’ base salary (based on his combined Company and CPS base salaries in effect at the time of termination), as well as continued coverage under the Company’s medical and health plans in accordance with applicable COBRA regulations, and all options that are exercisable on or before the termination date will remain exercisable until the earlier of the first anniversary of his date of termination or the expiration of the original term of the options.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated as of September 17, 2009, by and between Clarient, Inc. and Dr. Kenneth J. Bloom

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: September 22, 2009

By:

/s/ RAYMOND J. LAND

Name:

Raymond J. Land

Title:

Senior Vice President and Chief Financial Officer